Exhibit 99.1
Boeing Reports Second Quarter Results
Second Quarter 2023
•Transitioning 737 production to 38 per month; increased 787 production to four per month
•Revenue increased to $19.8 billion primarily reflecting 136 commercial deliveries
•Operating cash flow of $2.9 billion and free cash flow of $2.6 billion (non-GAAP); cash and marketable securities of $13.8 billion
•Total company backlog of $440 billion, including over 4,800 commercial airplanes
•Reaffirm guidance: $4.5-$6.5 billion of operating cash flow and $3.0-$5.0 billion of free cash flow (non-GAAP)

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2023	2022	Change	2023	2022	Change

Revenues	$19,751	$16,681	18%	$37,672	$30,672	23%

GAAP
(Loss)/earnings from operations	($99)	$780	NM	($248)	($382)	NM
Operating margins	(0.5)%	4.7%	NM	(0.7)%	(1.2)%	NM
Net (loss)/earnings	($149)	$160	NM	($574)	($1,082)	NM
(Loss)/earnings per share	($0.25)	$0.32	NM	($0.93)	($1.73)	NM
Operating cash flow	$2,875	$81	NM	$2,557	($3,135)	NM
Non-GAAP*
Core operating (loss)/earnings	($390)	$496	NM	($830)	($949)	NM
Core operating margins	(2.0)%	3.0%	NM	(2.2)%	(3.1)%	NM
Core loss per share	($0.82)	($0.37)	NM	($2.08)	($3.11)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., July 26, 2023 – The Boeing Company [NYSE: BA] recorded second quarter revenue of $19.8 billion, GAAP loss per share of ($0.25) and core loss per share (non-GAAP)* of ($0.82) (Table 1). Second quarter results reflect higher commercial volume and lower defense margins. Boeing generated operating cash flow of $2.9 billion and free cash flow of $2.6 billion (non-GAAP).
    "We had a solid second quarter with improved deliveries and strong free cash flow generation. We are well positioned to meet the operational and financial goals we set for this year and for the long term,” said Dave Calhoun, Boeing president and chief executive officer. “While we have more work ahead, we are making progress in our recovery and driving stability in our factories and the supply chain to meet our customer commitments. With demand strong, we’re steadily increasing our production rates across key programs and growing investments in our people, products and technologies.”

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2023	2022	2023	2022
Operating cash flow	$2,875	$81	$2,557	($3,135)
Less additions to property, plant & equipment	($296)	($263)	($764)	($612)
Free cash flow*	$2,579	($182)	$1,793	($3,747)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $2.9 billion in the quarter reflecting higher commercial deliveries and favorable receipt timing (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	Q2 23	Q1 23
Cash	$7.3	$10.8
Marketable securities[1]	$6.5	$4.0
Total	$13.8	$14.8

Consolidated debt	$52.3	$55.4
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $13.8 billion, compared to $14.8 billion at the beginning of the quarter (Table 3). Debt was $52.3 billion, down from $55.4 billion at the beginning of the quarter due to the pay down of maturing debt. The company maintains access to credit facilities of $12.0 billion, which remain undrawn.
Total company backlog at quarter end was $440 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Deliveries	136	121	12%	266	216	23%

Revenues	$8,840	$6,258	41%	$15,544	$10,452	49%
Loss from operations	($383)	($219)	NM	($998)	($1,116)	NM
Operating margins	(4.3)%	(3.5)%	NM	(6.4)%	(10.7)%	NM
Commercial Airplanes second quarter revenue increased to $8.8 billion driven by higher 787 deliveries (Table 4). Operating margin of (4.3) percent also reflects abnormal costs and period expenses, including research and development.
The 737 program is transitioning production to 38 per month and plans to reach 50 per month in the 2025/2026 timeframe. The program still expects to deliver 400-450 airplanes this year.
The 787 program increased production to four per month with plans to ramp to five per month in late 2023 and 10 per month in the 2025/2026 timeframe. The program still expects to deliver 70-80 airplanes this year.
During the quarter, Commercial Airplanes booked 460 net orders, including 220 for Air India and 39 for Riyadh Air, and secured a commitment from Ryanair for up to 300 737 MAX airplanes. Commercial Airplanes delivered 136 airplanes during the quarter and backlog included over 4,800 airplanes valued at $363 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Revenues	$6,167	$6,191	—%	$12,706	$11,674	9%
(Loss)/earnings from operations	($527)	$71	NM	($739)	($858)	NM
Operating margins	(8.5)%	1.1%	NM	(5.8)%	(7.3)%	NM
    Defense, Space & Security second quarter revenue was $6.2 billion. Second quarter operating margin was (8.5) percent, primarily driven by losses on certain fixed-price development programs, as well as continued operational impacts of labor instability and supply chain disruption on other programs. The Commercial Crew program recorded a $257 million loss primarily due to the impacts of the previously announced launch delay. The T-7A program recorded a $189 million loss primarily due to higher estimated costs on production contracts. The MQ-25 program also recorded a $68 million loss primarily due to schedule delays on the Engineering and Manufacturing Development contract.
During the quarter, Defense, Space & Security completed the U.S. Air Force first flight of the T-7A Red Hawk, began construction on the Advanced Coatings Center in St. Louis and captured an award from the U.S. Army for 19 CH-47 Chinooks. Backlog at Defense, Space & Security was $58 billion, of which 31 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Revenues	$4,746	$4,298	10%	$9,466	$8,612	10%
Earnings from operations	$856	$728	18%	$1,703	$1,360	25%
Operating margins	18.0%	16.9%	1.1 pts	18.0%	15.8%	2.2 pts
    Global Services second quarter revenue of $4.7 billion and operating margin of 18.0 percent reflect higher commercial volume and favorable mix.
    During the quarter, Global Services announced expansion in Poland with a new parts distribution site, collaboration with CAE to enhance and expand training solutions and Japan Airlines adopted Boeing Insight Accelerator for its 787 fleet.
Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2023	2022	2023	2022
Revenues
Unallocated items, eliminations and other	($2)	($66)	($44)	($66)
Earnings/(loss) from operations
FAS/CAS service cost adjustment	$291	$284	$582	$567
Other unallocated items and eliminations	($336)	($84)	($796)	($335)
Other income, net	$320	$253	$622	$434
Interest and debt expense	($621)	($656)	($1,270)	($1,293)
Effective tax rate	62.8%	57.6%	35.9%	12.8%
    The increase in loss from Other unallocated items and eliminations was primarily driven by deferred compensation expense. Other income primarily reflects an increase in investment income due to higher interest rates. The second quarter effective tax rate primarily reflects the tax benefit on pre-tax losses including cumulative adjustments related to a projected increase in the valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(loss), Core Operating Margin and Core Earnings/(loss) Per Share
    Core operating earnings/(loss) is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the non-GAAP and GAAP measures is provided on page 12 and page 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 and page 14 for reconciliations of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as the potential impact of a government shutdown; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) competition within our markets; (7) our non-U.S. operations and sales to non-U.S. customers; (8) changes in accounting estimates; (9) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (10) our dependence on U.S. government contracts; (11) our reliance on fixed-price contracts; (12) our reliance on cost-type contracts; (13) contracts that include in-orbit incentive payments; (14) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (15) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (16) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (17) potential environmental liabilities; (18) effects of climate change and legal, regulatory or market responses to such change; (19) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (20) substantial pension and other postretirement benefit obligations; (21) the adequacy of our insurance coverage; (22) customer and aircraft concentration in our customer financing portfolio; and (23) work stoppages or other labor disruptions.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2023	2022	2023	2022
Sales of products	$31,601	$25,436	$16,687	$14,009
Sales of services	6,071	5,236	3,064	2,672
Total revenues	37,672	30,672	19,751	16,681

Cost of products	(28,676)	(23,696)	(15,123)	(12,284)
Cost of services	(5,134)	(4,495)	(2,689)	(2,269)
Total costs and expenses	(33,810)	(28,191)	(17,812)	(14,553)
	3,862	2,481	1,939	2,128
Income/(loss) from operating investments, net	17	(3)	44	17
General and administrative expense	(2,590)	(1,531)	(1,286)	(668)
Research and development expense, net	(1,538)	(1,331)	(797)	(698)
Gain on dispositions, net	1	2	1	1
(Loss)/earnings from operations	(248)	(382)	(99)	780
Other income, net	622	434	320	253
Interest and debt expense	(1,270)	(1,293)	(621)	(656)
(Loss)/earnings before income taxes	(896)	(1,241)	(400)	377
Income tax benefit/(expense)	322	159	251	(217)
Net (loss)/earnings	(574)	(1,082)	(149)	160
Less: net loss attributable to noncontrolling interest	(11)	(56)		(33)
Net (loss)/earnings attributable to Boeing Shareholders	($563)	($1,026)	($149)	$193

Basic (loss)/earnings per share	($0.93)	($1.73)	($0.25)	$0.32

Diluted (loss)/earnings per share	($0.93)	($1.73)	($0.25)	$0.32

Weighted average diluted shares (millions)	603.9	592.8	605.5	596.4

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2023	December 31 2022
Assets
Cash and cash equivalents	$7,254	$14,614
Short-term and other investments	6,508	2,606
Accounts receivable, net	2,945	2,517
Unbilled receivables, net	9,357	8,634
Current portion of customer financing, net	85	154
Inventories	78,322	78,151
Other current assets, net	2,941	2,847
Total current assets	107,412	109,523
Customer financing, net	1,105	1,450
Property, plant and equipment, net of accumulated depreciation of $21,895 and $21,442	10,455	10,550
Goodwill	8,061	8,057
Acquired intangible assets, net	2,194	2,311
Deferred income taxes	66	63
Investments	1,025	983
Other assets, net of accumulated amortization of of $935 and $949	4,456	4,163
Total assets	$134,774	$137,100
Liabilities and equity
Accounts payable	$10,936	$10,200
Accrued liabilities	21,221	21,581
Advances and progress billings	55,310	53,081
Short-term debt and current portion of long-term debt	4,609	5,190
Total current liabilities	92,076	90,052
Deferred income taxes	95	230
Accrued retiree health care	2,424	2,503
Accrued pension plan liability, net	5,855	6,141
Other long-term liabilities	2,158	2,211
Long-term debt	47,659	51,811
Total liabilities	150,267	152,948
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,310	9,947
Treasury stock, at cost - 409,375,415 and 414,671,383 shares	(50,181)	(50,814)
Retained earnings	28,910	29,473
Accumulated other comprehensive loss	(9,617)	(9,550)
Total shareholders’ deficit	(15,517)	(15,883)
Noncontrolling interests	24	35
Total equity	(15,493)	(15,848)
Total liabilities and equity	$134,774	$137,100

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30
(Dollars in millions)	2023	2022
Cash flows – operating activities:
Net loss	($574)	($1,082)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Non-cash items –
Share-based plans expense	381	352
Treasury shares issued for 401(k) contribution	862	612
Depreciation and amortization	913	984
Investment/asset impairment charges, net	12	72
Customer financing valuation adjustments	(3)	42
Gain on dispositions, net	(1)	(2)
Other charges and credits, net	33	260
Changes in assets and liabilities –
Accounts receivable	(433)	(350)
Unbilled receivables	(721)	(758)
Advances and progress billings	2,228	(907)
Inventories	(241)	(1,260)
Other current assets	313	144
Accounts payable	852	395
Accrued liabilities	(399)	(835)
Income taxes receivable, payable and deferred	(424)	(238)
Other long-term liabilities	(180)	(64)
Pension and other postretirement plans	(520)	(695)
Customer financing, net	419	50
Other	40	145
Net cash provided/(used) by operating activities	2,557	(3,135)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(764)	(612)
Proceeds from disposals of property, plant and equipment	13	16
Contributions to investments	(9,496)	(2,471)
Proceeds from investments	5,567	9,296
Other	(158)	2
Net cash (used)/provided by investing activities	(4,838)	6,231
Cash flows – financing activities:
New borrowings	38	15
Debt repayments	(5,123)	(1,013)
Stock options exercised	44	34
Employee taxes on certain share-based payment arrangements	(48)	(34)
Other	(4)
Net cash used by financing activities	(5,093)	(998)
Effect of exchange rate changes on cash and cash equivalents	2	(71)
Net (decrease)/increase in cash & cash equivalents, including restricted	(7,372)	2,027
Cash & cash equivalents, including restricted, at beginning of year	14,647	8,104
Cash & cash equivalents, including restricted, at end of period	7,275	10,131
Less restricted cash & cash equivalents, included in Investments	21	41
Cash & cash equivalents at end of period	$7,254	$10,090

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2023	2022	2023	2022
Revenues:
Commercial Airplanes	$15,544	$10,452	$8,840	$6,258
Defense, Space & Security	12,706	11,674	6,167	6,191
Global Services	9,466	8,612	4,746	4,298
Unallocated items, eliminations and other	(44)	(66)	(2)	(66)
Total revenues	$37,672	$30,672	$19,751	$16,681
(Loss)/earnings from operations:
Commercial Airplanes	($998)	($1,116)	($383)	($219)
Defense, Space & Security	(739)	(858)	(527)	71
Global Services	1,703	1,360	856	728
Segment operating earnings/(loss)	(34)	(614)	(54)	580
Unallocated items, eliminations and other	(796)	(335)	(336)	(84)
FAS/CAS service cost adjustment	582	567	291	284
(Loss)/earnings from operations	(248)	(382)	(99)	780
Other income, net	622	434	320	253
Interest and debt expense	(1,270)	(1,293)	(621)	(656)
(Loss)/earnings before income taxes	(896)	(1,241)	(400)	377
Income tax benefit/(expense)	322	159	251	(217)
Net (loss)/earnings	(574)	(1,082)	(149)	160
Less: net loss attributable to noncontrolling interest	(11)	(56)		(33)
Net (loss)/earnings attributable to Boeing Shareholders	($563)	($1,026)	($149)	$193

Research and development expense, net:
Commercial Airplanes	$915	$693	$471	$372
Defense, Space & Security	420	466	225	233
Global Services	54	54	28	27
Other	149	118	73	66
Total research and development expense, net	$1,538	$1,331	$797	$698
Unallocated items, eliminations and other:
Share-based plans	($38)	($108)	$14	($25)
Deferred compensation	(96)	166	(42)	124
Amortization of previously capitalized interest	(47)	(47)	(24)	(24)
Research and development expense, net	(149)	(118)	(73)	(66)
Eliminations and other unallocated items	(466)	(228)	(211)	(93)
Sub-total (included in core operating (loss)/earnings	(796)	(335)	(336)	(84)
Pension FAS/CAS service cost adjustment	445	413	222	205
Postretirement FAS/CAS service cost adjustment	137	154	69	79
FAS/CAS service cost adjustment	582	567	$291	$284
Total	($214)	$232	($45)	$200

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30		Three months ended June 30
Commercial Airplanes	2023	2022	2023	2022
737	216	189	103	103
747	1	3	—	2
767	9	12	8	7
777	9	12	5	9
787	31	—	20	—
Total	266	216	136	121

Defense, Space & Security
AH-64 Apache (New)	12	13	5	6
AH-64 Apache (Remanufactured)	29	28	16	13
CH-47 Chinook (New)	7	9	2	5
CH-47 Chinook (Renewed)	4	4	3	1
F-15 Models	6	5	4	4
F/A-18 Models	13	8	6	4
KC-46 Tanker	1	8	—	4
P-8 Models	5	6	2	3
Commercial and Civil Satellites	3	—	—	—

Total backlog (Dollars in millions)	June 30 2023	December 31 2022
Commercial Airplanes	$362,866	$329,824
Defense, Space & Security	57,505	54,373
Global Services	18,455	19,338
Unallocated items, eliminations and other	738	846
Total backlog	$439,564	$404,381

Contractual backlog	$417,037	$381,977
Unobligated backlog	22,527	22,404
Total backlog	$439,564	$404,381

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted (loss)/earnings per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2023		Second Quarter 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	19,751		16,681
(Loss)/earnings from operations (GAAP)	(99)		780
Operating margin (GAAP)	(0.5)%		4.7%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(222)		(205)
Postretirement FAS/CAS service cost adjustment	(69)		(79)
FAS/CAS service cost adjustment	(291)		(284)
Core operating (loss)/earnings (non-GAAP)	($390)		$496
Core operating margin (non-GAAP)	(2.0)%		3.0%

Diluted (loss)/earnings per share (GAAP)		($0.25)		$0.32
Pension FAS/CAS service cost adjustment	($222)	(0.37)	($205)	(0.35)
Postretirement FAS/CAS service cost adjustment	(69)	(0.11)	(79)	(0.13)
Non-operating pension expense	(134)	(0.22)	(221)	(0.37)
Non-operating postretirement expense	(14)	(0.02)	(14)	(0.02)
Provision for deferred income taxes on adjustments [1]	92	0.15	109	0.18
Subtotal of adjustments	($347)	($0.57)	($410)	($0.69)
Core loss per share (non-GAAP)		($0.82)		($0.37)

Weighted average diluted shares (in millions)		605.5		596.4
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half 2023		First Half 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	37,672		30,672
Loss from operations (GAAP)	(248)		(382)
Operating margin (GAAP)	(0.7)%		(1.2)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(445)		(413)
Postretirement FAS/CAS service cost adjustment	(137)		(154)
FAS/CAS service cost adjustment	(582)		(567)
Core operating loss (non-GAAP)	(830)		(949)
Core operating margin (non-GAAP)	(2.2)%		(3.1)%

Diluted loss per share (GAAP)		(0.93)		(1.73)
Pension FAS/CAS service cost adjustment	(445)	(0.73)	(413)	(0.70)
Postretirement FAS/CAS service cost adjustment	(137)	(0.23)	(154)	(0.26)
Non-operating pension expense	(268)	(0.45)	(441)	(0.74)
Non-operating postretirement expense	(29)	(0.05)	(29)	(0.05)
Provision for deferred income taxes on adjustments [1]	185	0.31	218	0.37
Subtotal of adjustments	($694)	($1.15)	($819)	($1.38)
Core loss per share (non-GAAP)		($2.08)		($3.11)

Weighted average diluted shares (in millions)		603.9		592.8
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The table provided below reconciles the non-GAAP financial measure free cash flow with the most directly comparable GAAP financial measure, operating cash flow. See page 5 of this release for additional information on the use of this non-GAAP financial measure.

Full Year 2023
(dollars in billions)	Outlook
Operating Cash Flow	$4.5 - $6.5
Less Additions to Property, Plant & Equipment	($1.5)
Free Cash Flow (non-GAAP)	$3.0 - $5.0